                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant under Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 PRESSTEK, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:
--------------------------------------------------------------------------------

                           PRESSTEK LOGO APPEARS HERE

                                 PRESSTEK, INC.
                               55 EXECUTIVE DRIVE
                          HUDSON, NEW HAMPSHIRE 03051

                                                                  April 24, 2001

Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Tuesday, June 5, 2001 at 1:00 P.M. local time, at Presstek's Executive Drive facility, 55 Executive Drive, Hudson, New Hampshire 03051.

     The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                          Cordially,

                                          /s/ R. A. Williams
                                          Richard A. Williams
                                          Chairman of the Board

                           PRESSTEK LOGO APPEARS HERE

                                 PRESSTEK, INC.
                55 EXECUTIVE DRIVE, HUDSON, NEW HAMPSHIRE 03051
                            TELEPHONE: 603-595-7000
                               FAX: 603-595-2602
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD JUNE 5, 2001 AT 1:00 P.M.
                            ------------------------

To the Stockholders of PRESSTEK, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Presstek, Inc. (the "Company") will be held on Tuesday, June 5, 2001 at 1:00 P.M. local time, at Presstek's Executive Drive facility, 55 Executive Drive, Hudson, New Hampshire 03051, to consider and to vote upon the following proposals:

     1. To elect eight (8) Directors to serve for the ensuing year;

     2. To ratify the selection of BDO Seidman, LLP, as the Company's independent auditors for the fiscal year ending December 29, 2001; and

     3. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 13, 2001 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          /s/ R. A. Williams
                                          Richard A. Williams
                                          Chairman

April 24, 2001

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE AS SET FORTH HEREIN, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                 PRESSTEK, INC.
                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                      TO BE HELD ON TUESDAY, JUNE 5, 2001

     This proxy statement is being furnished to holders of common stock, $.01 par value per share (the "Common Stock") of PRESSTEK, INC., a Delaware Corporation ("Presstek" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of the Company's stockholders to be held on TUESDAY, JUNE 5, 2001 AT 1:00 P.M. local time, and at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting is to be held at the Company's Executive Drive facility, 55 EXECUTIVE DRIVE, HUDSON, NEW HAMPSHIRE 03051. The Company's Annual Report to Stockholders, containing audited consolidated financial statements for the fiscal year ended December 30, 2000, is being mailed contemporaneously with this proxy statement and form of proxy to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

     This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 24, 2001.

     The purpose of the Annual Meeting is to consider and vote on the following proposals:

     1. To elect eight (8) Directors to serve for the ensuing year;

     2. To ratify the selection of BDO Seidman, LLP, as the Company's independent auditors for the fiscal year ending December 29, 2001; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The address and telephone number of the principal executive offices of the Company are:

         55 Executive Drive
         Hudson, New Hampshire 03051
         Telephone No.: (603) 595-7000

                      OUTSTANDING STOCK AND VOTING RIGHTS

     The Board has fixed the close of business on April 13, 2001 as the record date (the "Record Date") for the determination of the Company's stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 34,098,581 shares of the Company's Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                 VOTING PROCEDURES AND REVOCABILITY OF PROXIES

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notice of revocation of the proxy delivered to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock as of the Record Date, is necessary to establish a quorum for the transaction of business at the Annual Meeting. The directors will be elected by the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes will be counted and certified by one or more Inspector(s) of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     The enclosed proxies will be voted in accordance with the instructions contained therein. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies which are executed but which do not contain specific instructions will be voted FOR the matter in question. Proxies may be revoked as noted above.

                             ELECTION OF DIRECTORS

     The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until a successor is elected and qualified or until the director's earlier resignation or removal. At last year's annual meeting, the stockholders set the number of directors at ten (10) and elected ten (10) directors.

     Effective as of July 24, 2000 and pursuant to the By-laws of the Company, the Board of Directors set the number of directors at eleven (11) and appointed Michael Moffitt to fill the vacancy created by the increase in the number of directors.

     Effective as of December 1, 2000, Mr. Robert Howard, who had been elected a director at the last annual meeting, resigned from the Board of Directors. Effective as of December 30, 2000, Mr. Robert E. Verrando, who had also been elected a director at the previous annual meeting, resigned from the Board of Directors.

     In March 2001, Mr. Harold Sparks, who had been elected a director at the last annual meeting, declined to stand for re-election and thus was not nominated for re-election. The Company expects Mr. Sparks to resign prior to the Annual Meeting.

     As a result of the foregoing, the Board has, effective upon Mr. Sparks' resignation, set the number of directors at eight (8) and has nominated and recommended to the stockholders that each of the persons listed below be elected to hold office until the next annual meeting of stockholders and until a successor is elected and qualified or until the director's earlier resignation or removal. The proxies granted by stockholders will be voted for the election, as directors of the Company, of such persons, unless a proxy specifies that it is not to be voted in favor of a particular nominee. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve, and the Board knows of no reason why such nominee is unwilling or unable to serve.

NAME OF NOMINEE                        AGE                           POSITION
---------------                        ---                           --------
Richard A. Williams                    66     Chairman of the Board, Chief Scientific Officer,
                                              Director
Robert W. Hallman                      61     President and Chief Executive Officer, Director
Dr. Lawrence Howard                    48     Director
John W. Dreyer                         63     Director
Daniel S. Ebenstein                    58     Director
John B. Evans                          63     Director
Edward J. Marino                       50     Director
Michael D. Moffitt                     61     Director

     The information below sets forth for each nominee, such person's principal occupation during the past five years, and certain other information.

     Richard A. Williams, has been Chairman of the Board since September 1998 and Chief Scientific Officer of the Company since March 1999. From February 1996 to September 1998, he served as Chief Executive Officer and Vice Chairman of the Board of the Company. He also served as Secretary of the Company from June 1988 until September 1998 and has been a director of the Company since November 1987. From June 1988 to February 1996 Mr. Williams served as an Executive Vice President and Chief Operating Officer of the Company. From November 1987 to June 1988 Mr. Williams served as Vice President of the Company, and served as its Director of Operations from September 1987 through October 1987. From June 1985 to February 1987, Mr. Williams served as Vice President of Engineering for Centronics Data Computer Corporation, a manufacturer of printers, where he was responsible for line matrix and laser printer development and introduction.

     Robert W. Hallman has been Chief Executive Officer and a director of the Company since September 1998 and President of the Company since January 1999. From January 1998 to September 1998, Mr. Hallman was a Senior Vice President of Kodak Polychrome Graphics, Ltd. a graphics arts printer supply firm. From September 1996 to January 1998 he served as Chief Executive Officer and President of Polychrome Corporation ("Polychrome"), a Company engaged in the development, manufacture and sale of products for the printing and publishing industry. He was Senior Vice President of Polychrome from 1989 to September 1996 and was Polychrome's Director of Research from 1987 to 1989. From 1979 to 1987 he was Chief Executive Officer and President of Sage Technology, a company that engaged in the manufacture of imaging and printing products. From 1972 to 1979 he served as Vice President-Technology of Napp Systems, Inc., a company engaged in newspaper plate manufacturing.

     Dr. Lawrence Howard, a founder of the Company, has been a director of the Company since November 1987 and served as Vice Chairman of the Board from November 1992 to February 1996. He served as Chief Executive Officer and Treasurer of the Company from June 1988 to June 1993; served as President from June 1988 to November 1992; and was Vice President from October 1987 to June 1988. From March 1997 to the present, Dr. Howard has been a general partner of Hudson Ventures, L.P. (formerly known as Hudson Partners, L.P.), a limited partnership that is the general partner of Hudson Venture Partners, L.P., a limited partnership that is qualified as a small business investment company ("SBIC"). From March 1997 to the present, Dr. Howard has been a managing member of Hudson Management Associates LLC, a limited liability company that provides management services to the SBIC. Since November of 2000, Dr. Howard has been a General Partner of Hudson Venture Partners II, and a Limited Partner of Hudson Venture II, L.P. From July 1995 to March 1997, Dr. Howard was President of Howard Capital Partners, Inc., an investment banking firm.

     John W. Dreyer has been a director of the Company since February 1996. Mr. Dreyer was employed by Pitman Company, one of the largest graphic arts and image supplier in the United States, from 1965 until his retirement on December 31, 2000. Mr. Dreyer served as Pitman's President and COO from 1977-1999, and also served as its CEO and Chairman of the Board from 1978 until his retirement. Mr. Dreyer now serves as an industry consultant. Mr. Dreyer is also a Director of Applied Graphic Technology, a publicly traded company.

     Daniel S. Ebenstein has been a director of the Company since November 1999. Since 1968 Mr. Ebenstein has been practicing intellectual property law at the New York law firm of Amster, Rothstein & Ebenstein and has been a partner of that firm since 1972.

     John B. Evans has been a director of the Company since October 1997. From August 1995 to the present, Mr. Evans has been President and Chief Executive Officer of R.E.M. Productions, Inc., a media consulting firm. From 1986 to 1992 Mr. Evans served as Vice President of Development for News Corporation, an information disseminating firm.

     Edward J. Marino has been a director of the Company since November 1999. From January 2000 to the present Mr. Marino has been employed as President and Chief Executive Officer of Lightning Print, Inc., an electronic publishing firm. From January 1997 to October 1999, he served as President of Danka Services International, an international provider of document management outsourcing services. From April 30, 1990 to January 1997, he served as Vice President of U.S. sales and operations for the Professional Imaging division of Eastman Kodak Company.

     Michael D. Moffitt has been a director of the Company since July 2000. From February, 2000 to the present, Mr. Moffitt has been employed as President and Chief Operating Officer of Solar Communications, Inc., a Printing and direct marketing service firm. From January, 1999 to the present, Mr. Moffitt has been employed as a consultant and investment adviser. From August, 1994 to January of 1999, Mr. Moffitt was employed as President and Chief Executive Officer of Century Graphics, a retail insert printing company.

                           COMPENSATION OF DIRECTORS

     Directors received no cash compensation for serving on the Board during the year ended December 30, 2000 however, they do receive reimbursement for their expenses related to their function as directors. Notwithstanding the foregoing, the Company paid Mr. Robert Howard, a director of the Company until his resignation effective as of December 1, 2000, $181,250 for consulting services rendered to the Company during the fiscal year ended December 30, 2000. The Company continues to pay Mr. Robert Howard fees for consulting services rendered to the Company. See "Certain Relationships and Related Transactions".

     Effective December 1993, the Company adopted its Non-Employee Director Stock Option Plan (the "Director Plan"). Only non-employee directors of the Company (other than Dr. Lawrence Howard) are eligible to receive grants under the Director Plan. The Director Plan provides that eligible directors automatically receive a grant of options to purchase 5,000 shares of Common Stock at fair market value upon first becoming a director and, thereafter, an annual grant, on the first business day of January of each year, of 2,500 options to purchase Common Stock at an exercise price equal to the closing price of the Company's Common Stock on that day.

     Under each of the Company's 1991 Stock Option Plan ("1991 Plan"), 1994 Stock Option Plan ("1994 Plan"), and 1997 Interim Stock Option Plan ("1997 Plan"), directors who are not employees of the Company are generally eligible to be granted nonqualified options under such plan. The Board of Directors or the Stock Option Committee (the "Committee") of each plan, as the case may be, has discretion to determine the number of shares subject to each nonqualified option (subject to the number of shares available for grant under the particular plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company are generally eligible to be granted incentive stock options or nonqualified options under such plans to the extent permitted by such plan. The Board or Committee of each plan, as the case may be, also has discretion to determine the number of shares subject to each incentive stock option ("ISO"), the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any year is limited by the Internal Revenue Code of 1986, as amended. Directors are also eligible to receive options or stock-based awards under the Company's 1998 Stock Incentive Plan (the "1998 Plan"). The 1998 Plan provides for the grant of any or all of the following types of awards (collectively, "Awards"): (i) stock options, (ii) restricted stock, (iii) deferred stock and (iv) other stock-based awards. Awards may be granted singly, in combination, or in tandem, as determined by the administrators of the 1998 Plan.

                  BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     During the fiscal year ended December 30, 2000, the Board of Directors held seven (7) meetings and the Board took action by unanimous written consent in lieu of a meeting eight (8) times. During the fiscal year ended December 30, 2000, except for Harold Sparks, each of the Company's other directors attended at least seventy-five percent of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of all committees on which they served.

     During the fiscal year ended December 30, 2000, the Company did not have a standing Nominating Committee of the Board of Directors or a committee performing similar functions.

     The Company has a Compensation Committee of the Board, which is currently comprised of Messrs. Dreyer and Ebenstein but was comprised of Messrs. Dreyer and Marino and Messrs. Dreyer and Evans during a portion of the fiscal year ended December 30, 2000. The Compensation Committee held no meetings but did approve certain matters during the fiscal year ended December 30, 2000.

     The Company has an Audit Committee which supervises the audit and financial procedures of the Company. The Audit Committee is currently comprised of Messrs. Marino, Evans and Dr. Howard but was comprised of Messrs. Marino, Dreyer and Dr. Howard, Messrs. Marino, Evans and Dr. Howard, and Messrs. Sparks, Evans and Dr. Howard during a portion of the fiscal year ended December 30, 2000. The Audit Committee held two (2) meetings during the fiscal year ended December 30, 2000, and the Audit Committee took action by unanimous written consent in lieu of a meeting one (1) time.

     The Company has four (4) Stock Option Committees; the 1991 Stock Option Committee that administers the Company's 1991 Plan, the 1994 Stock Option Committee that administers the Company's 1994 Plan, the 1997 Interim Stock Option Committee that administers the Company's 1997 Plan, and the 1998 Stock Incentive Committee that administers the Company's 1998 Plan (collectively the "Stock Option Committees"). The Stock Option Committees are currently comprised of Messrs. Marino and Moffitt, but were comprised of Messrs. Marino and Sparks during the fiscal year ended December 30, 2000. During the fiscal year ended December 30, 2000, none of the Stock Option Committees held meetings, but each took action by unanimous written consent in lieu of a meeting the following number of times: 1991 Stock Option Committee, six (6) times; 1994 Stock Option Committee, nine (9) times; 1997 Interim Stock Option Committee, five (5) times; 1998 Stock Incentive Committee, thirteen (13) times.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     The Company has a Compensation Committee of the Board, which is currently comprised of Messrs. Dreyer and Ebenstein but was comprised of Messrs. Dreyer and Marino and Messrs. Dreyer and Evans during a portion of the fiscal year ended December 30, 2000. Decisions as to compensation for the fiscal year ended December 30, 2000 for Messrs. Williams and Hallman were made by the Company's Board of Directors. Compensation for the Company's Chief Financial Officer was approved by the Compensation Committee. Messrs. Williams, Hallman, and Verrando in their capacity as a director, each participated in the Board's deliberations concerning compensation of executive officers for the Company's fiscal year ended December 30, 2000. During the fiscal year ended December 30, 2000, none of the executive officers of the Company has served on the Board of Directors or the compensation committee of any other entity, any of whose officers has served on the Compensation Committee or Board of Directors of the Company.

     Mr. Dreyer, who has been a director of the Company since February 1996, was Chairman of the Board and Chief Executive Officer of Pitman Company from 1978 until his retirement on December 31, 2000. During the fiscal year ended December 30, 2000, the Company recorded sales of equipment and consumables to Pitman Company of $15,400,000, and had accounts receivable from Pitman of $2,000,000 at December 30, 2000. Mr. Dreyer is currently a member of the Compensation Committee and served on the Compensation Committee of the Company during the fiscal year ended December 30, 2000.

     Mr. Ebenstein, who has been a director of the Company since November 1999, is a partner of the law firm of Amster, Rothstein & Ebenstein and shares in the profits of that firm. During the fiscal year ended December 30, 2000, the Company made payments to the law firm of Amster, Rothstein & Ebenstein for legal fees and expenses amounting to $1,066,325, which were incurred while representing the Company on various intellectual property matters. Mr. Ebenstein is currently a member of the Compensation Committee.

                               EXECUTIVE OFFICERS

     Executive officers serve at the discretion of the Board on an annual basis and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. The current executive officers of the Company are as follows:

NAME                                   AGE                         POSITION(S)
----                                   ---                         -----------
Richard A. Williams..................  66    Chairman of the Board, Chief Scientific Officer,
                                             Director
Robert W. Hallman....................  61    President and Chief Executive Officer, Director
Neil M. Rossen.......................  54    Chief Financial Officer

     Information for Messrs. Williams and Hallman can be found under "Election of Directors".

     Neil M. Rossen, 54, has served as Vice President and Chief Financial Officer of the Company since June 1998. From November 1996 to June 1998 Mr. Rossen served as Vice President and Chief Financial Officer of Labtec Inc. (formerly Spacetec IMC Corporation), a developer of three dimensional interactive input controllers and related software. Between 1993 and 1996 he was an investor and an officer of Intelliphone Inc., a privately held interconnect company. Between 1990 and 1992 he served as Vice President of Sales and Marketing of PAGG Corporation, a contract manufacturer. Between 1982 and 1988 he served in a variety of senior financial positions at Data General Corp. in both Europe and the United States. Between 1978 and 1982 he was employed in a variety of senior financial and operational positions with Northern Telecom Inc.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the annual and long-term compensation paid by the Company for the last three (3) fiscal years to the Company's chief executive officer and to the only other executive officers of the Company as of December 30, 2000 whose salaries exceeded $100,000 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                   ANNUAL                 COMPENSATION
                                               COMPENSATION(1)               AWARDS
                                         ---------------------------   ------------------
NAME AND                                              OTHER ANNUAL         SECURITIES          ALL OTHER
PRINCIPAL POSITION         FISCAL YEAR   SALARY($)   COMPENSATION($)   UNDERLYING OPTIONS   COMPENSATION($)
------------------         -----------   ---------   ---------------   ------------------   ---------------
Richard A. Williams......     2000        268,897         13,769(11)        100,000             49,775(12)
  Chief Scientific            1999(2)     214,044             --             95,000(10)
  Officer(6)                  1998(3)     189,347             --             40,000(5)

Robert W. Hallman........     2000        306,523         12,307(11)        100,000             35,645(12)
  President and Chief         1999(2)     275,009         61,014(8)         150,000(10)
  Executive Officer(7)        1998(3)      73,862        119,522(8)         150,000

Robert E. Verrando.......     2000        213,425         16,457(11)             --
  Secretary(9)                1999(2)     215,006             --            230,000(10)
                              1998(3)     245,498             --             40,000(5)

Neil Rossen..............     2000        161,161         10,114(11)         50,000
  Vice President and          1999(2)     147,540             --            103,000(10)
  Chief Financial Officer     1998(3)      72,366(4)          --             88,000

---------------
 (1) Except as where otherwise specified, the compensation described in this table does not include medical or group life insurance or other benefits received by the Named Executives which are available generally to all salaried employees of the Company and certain prerequisites and other personal benefits, securities or property received by the Named Executives which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

 (2) Represents the fiscal year ended January 1, 2000.

 (3) Represents the fiscal year ended January 2, 1999.

 (4) This amount reflects income for only a portion of the year but includes relocation expenses. Mr. Rossen commenced employment with the Company in June of 1998.

 (5) Represents options granted in prior fiscal years whose exercise prices were repriced during the fiscal year ended January 2, 1999.

 (6) Mr. Williams served as the Company's Chief Executive Officer from February 1996 to September 1998.

 (7) Mr. Hallman became Chief Executive Officer of the Company in September 1998. He also assumed the position of President of the Company in January 1999.

 (8) Represents payment of relocation expenses.

 (9) Mr. Verrando served as President and Chief Operating Officer of the Company from February 1996 until his retirement from such positions on January 4, 1999. Mr. Verrando served as Secretary of the Company from September 1998 until his resignation from such position effective as of December 30, 2000. Mr. Verrando continues to be employed by the Company on a part time basis.

(10) Represents options previously granted with termination dates of five and six years, regranted for the purpose of extending termination dates to ten years, with the exception of 10,000 and 15,000 share options granted to Messrs. Verrando and Rossen in fiscal 1999.

(11) This amount includes: a 401(k) retirement plan contribution match by the Company; life insurance policy premiums paid by the Company for the benefit of the officers; and automobile allowances for the officers.

(12) This amount reflects life insurance policy premiums paid by the Company for the benefit of Mr. Williams and Mr. Hallman, respectively. There is a formal understanding between the Company and both Mr. Williams and Mr. Hallman that each will receive an interest in any cash surrender value under the insurance policy. Pursuant to this understanding, both Mr. Williams and Mr. Hallman will receive the full dollar value of the remainder of the premiums paid by the Company.

                             EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Williams and Hallman. Mr. Williams currently serves as the Company's Chief Scientific Officer and Mr. Hallman serves as the Company's President and Chief Executive Officer.

     Specifically, the Company entered into an Employment Agreement with Mr. Williams dated May 25, 2000 (the "Williams Agreement"), which amended, restated and superseded his previous employment agreement, dated March 30, 1999.

     Under the terms of the Williams Agreement, in addition to other benefits, Mr. Williams is to receive an annual salary of $300,000 for the year 2000 which is to then decrease each year thereafter to $100,000 for the year 2004. At the same time, Mr. Williams' estimated number of work days are expected to decrease each year from 200 days in 2000 to 50 days in 2004. The Williams Agreement expires on December 31, 2004, unless earlier terminated.

     Pursuant to the Williams Agreement, the Company agreed to grant Mr. Williams options to purchase 100,000 shares of Common Stock. On May 25, 2000, the 1998 Stock Incentive Committee approved such grant. In addition, subject to applicable eligibility requirements, Mr. Williams is entitled to participate in any plan or arrangement relating to employee benefits that the Company may offer from time to time. Mr. Williams is also to receive the benefit of a split-dollar life insurance policy.

     Should the Board choose to terminate Mr. Williams' employment without "cause" (as defined in the Williams Agreement), and that termination does not occur within two years following a "change of control" (as defined in the Williams Agreement), Mr. Williams is entitled to receive an amount equal to his then-current annual salary times the number of years remaining until expiration of the Williams Agreement and, in addition, is entitled to receive all then-existing retirement or employee benefits for the remainder of its term. Should there be a "change of control" involving the Company (as defined in the Williams Agreement) and Mr. Williams' employment is terminated involuntarily "without cause" or voluntarily for "good reason" (as defined in the Williams Agreement) within two (2) years following a "change of control", then Mr. Williams is entitled to receive an amount equal to the balance of his unpaid salary and benefits set out in the Williams Agreement through the remainder of its term. The Williams Agreement, however, specifically prohibits Mr. Williams from receiving any payment that would be considered a "Parachute Payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code or as determined by a nationally recognized accounting firm selected by the Board. Should the Board choose to terminate the Mr. Williams' employment for "cause" (as defined in the Williams Agreement), Mr. Williams is not entitled to any further compensation.

     The Company entered into an Employment Agreement with Mr. Hallman in September 1998, which was amended in part by a subsequent Amendment Letter, dated May 25, 2000 (as amended and currently in effect, the "Hallman Agreement").

     Under the terms of the Hallman Agreement, in addition to other benefits, Mr. Hallman's annual salary was set at $325,000 through September 30, 2001. Mr. Hallman's annual salary is to be reviewed annually by the Board. Under the Hallman Agreement, Mr. Hallman may also receive an annual cash bonus of up to 30% of his then-base salary, based on Mr. Hallman's annual corporate objectives. The Hallman Agreement is automatically renewed each year unless either party gives notice that they do not concur with the automatic renewal or unless earlier terminated.

     Under the Hallman Agreement, the Company agreed to grant Mr. Hallman options to purchase 100,000 shares of Common Stock. On May 25, 2000, the 1998 Stock Incentive Committee approved such grant. Subject to applicable eligibility requirements, Mr. Hallman is also entitled to participate in any plan or arrangement relating to employee benefits that may be adopted or offered by the Company from time to time. Mr. Hallman is also to receive the benefit of a split-dollar life insurance policy.

     Should the Board chooses to terminate Mr. Hallman's employment without "cause" (as defined in the Hallman Agreement), or if the Board does not concur with the automatic renewal of the "term" (as defined in the Hallman Agreement), or should there be a "change of control" involving the Company (as defined in the Hallman Agreement), and Mr. Hallman's employment is terminated involuntarily without "cause" or voluntarily for "good reason" (as defined in the Hallman Agreement) within two (2) years following a "change of control", then Mr. Hallman is to receive a severance payment equal to three (3) times Mr. Hallman's then-effective annual salary, and Mr. Hallman is entitled to receive all then-existing retirement or employee benefits for the remainder of the term. The Hallman Agreement, however, specifically prohibits Mr. Hallman from receiving any payment that would be considered a "Parachute Payment" within the meaning of
Section 280G(b)(2) of the Internal Revenue Code or as determined by a nationally recognized accounting firm selected by the Board of Directors. Should the Board choose to terminate Mr. Hallman's employment for "cause" (as defined the Hallman Agreement), Mr. Hallman is not entitled to any further compensation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended December 30, 2000, the Company paid Mr. Robert Howard $181,250 for consulting services provided to the Company. Mr. Robert Howard was a director of the Company from September 1987 until his resignation from the Board effective as of December 1, 2000. In connection with his resignation from the Board, Mr. Robert Howard entered into a three-year consulting agreement with the Company pursuant to which he agreed to provide consulting services to the Company in consideration for the payment by the Company of $12,000 per month for thirty six (36) months. In addition, under the terms of the consulting agreement, Mr. Robert Howard agreed to certain non-competition, non-solicitation and confidentiality covenants with the Company.

     Mr. Dreyer, who has been a director of the Company since February 1996, was Chairman of the Board and Chief Executive Officer of Pitman Company from 1978 until his retirement on December 31, 2000. During the fiscal year ended December 30, 2000, the Company recorded sales of equipment and consumables to Pitman Company of $15,400,000, and had accounts receivable from Pitman of $2,000,000 at December 30, 2000. Mr. Dreyer is currently a member of the Compensation Committee and served on the Compensation Committee of the Company during the fiscal year ended December 30, 2000.

     During the fiscal year ended January 2, 1999, the Company made a loan to Robert E. Verrando, a then current director and former President and Chief Operating Officer of the Company, in the amount of $200,000. The loan accrues interest at 8% per annum, with principal and accrued interest payable on demand. At December 30, 2000, approximately $162,000 of principal and $23,000 of interest was outstanding under the loan. Effective as of December 30, 2000, Mr. Verrando resigned as a director of the Company and resigned all offices he then held with the Company.

     Mr. Ebenstein, who has been a director of the Company since November 1999, is a partner of the law firm of Amster, Rothstein & Ebenstein and shares in the profits of that firm. During the fiscal year ended December 30, 2000, the Company made payments to the law firm of Amster, Rothstein & Ebenstein for legal fees and expenses amounting to $1,066,325, which were incurred while representing the Company on various intellectual property matters. Mr. Ebenstein is currently a member of the Compensation Committee.

                               LEGAL PROCEEDINGS

     As previously disclosed, in and around June 1996, seven federal class action lawsuits were filed against the Company and others, all of which were consolidated before the United States District Court, District of New Hampshire, under the common caption Bill Berke, et al. v. Presstek, Inc., et al (the "Berke Lawsuit") The plaintiffs jointly filed and served a Second Consolidated Amended Class Action Complaint naming the Company, certain of its present or former officers and directors (the "Berke Defendants"), and other parties. The plaintiffs alleged, among other things, that the Company and/or the Berke Defendants violated Section 10(b) ("Sect. 10(b)") of the Exchange Act and Rule 10b-5 ("Rule 10b-5") promulgated thereunder, and violated New Hampshire Law; and that the Berke Defendants violated Section 20(a) ("Sect. 20(a)") and Section 20A of the Exchange Act.

     On March 30, 1999, the United States District Court for the District of New Hampshire issued orders dismissing several of the claims brought against the Company and others in the Berke Lawsuit.

     As also previously disclosed, on July 16, 1996, Richard Strauss commenced a derivative suit on behalf of the Company in the Court of Chancery of the State of Delaware, New Castle County (the "Strauss Lawsuit"), against certain officers and directors of the Company (the "Strauss Defendants"). The plaintiff alleged that the Strauss Defendants breached their fiduciary duties to the Company and its public stockholders and wasted corporate assets, by making allegedly false and misleading statements of fact or concealing material facts concerning the viability of the Company's "key" patent and its proprietary interest in its PEARL(R) technology, causing the Company to fail to properly disclose the scope of the then ongoing investigation by the Commission, and causing the Company to misstate its financial results for the first quarter of 1996.

     As also previously disclosed, on March 14, 1997, James P. Cassidy commenced a derivative suit on behalf of the Company in the United States District Court for the District of New Hampshire (the "Cassidy Lawsuit") against, among others, certain of the Company's present and former officers and directors (the "Cassidy Defendants"). The plaintiff alleged that the Cassidy Defendants breached their fiduciary duty to the Company and its public stockholders and wasted corporate assets by making false and misleading statements of fact or concealing material facts concerning the scope and viability of the Company's "key" patents and its proprietary interest in its PEARL(R) technology, and causing the Company to issue false and misleading reports or fail to disclose material facts including a misstatement of earnings in the Company's financial statements for the year ending December 30, 1995, and for the first quarter ending March 30, 1996.

     As also previously disclosed, on June 16, 1997, Seena Stevens Silverman commenced a purported class action in the United States District Court for the District of New Hampshire (the "Stevens Lawsuit") against the Company and certain of its present and/or former officers and directors (the "Stevens Defendants"), and other parties. The complaint alleged, among other things, that the Company and/or the Stevens Defendants violated Sect. 10 (b), Rule 10b-5 and New Hampshire law; and that the Stevens Defendants violated Sect. 20(a).

     The Berke Lawsuit and the Stevens Lawsuit were consolidated and a settlement agreement was reached between the parties on March 23, 2000 (the "Settlement Agreement"). The Company also entered into a memorandum of understanding in the Cassidy Lawsuit. The Strauss Lawsuit was ultimately dismissed by a Notice and Order of Dismissal dated July 10, 2000 as issued by the Court of Chancery of the State of Delaware. The settlements in the Berke Lawsuit (as consolidated with the Stevens Lawsuit) and the Cassidy Lawsuit were approved at a hearing before Judge Steven J. McAuliffe of the United States District Court of New Hampshire on June 26, 2000. Pursuant to the terms of the Settlement Agreement, the Company agreed to issue an aggregate of 1,245,246 shares of Common Stock to the various class action plaintiffs and their lawyers. The number of shares was determined by calculating the aggregate number of shares of Common Stock of the Company obtained by dividing $11.0 million by the volume weighted average price of the Company's Common Stock for all trading days in April 2000 and the aggregate number of shares of common stock of the Company obtained by dividing $11.0 million by the volume weighted average price of the Company's Common Stock for all trading days in October 2000. In addition, in connection with the settlement of the derivative lawsuit initiated against the Company, the Company agreed to issue 60,582 shares of Common Stock. Thus, in connection with the settlements noted above, the Company agreed to issue, in the aggregate, 1,305,828 shares of Common Stock. On August 2, 2000 the Company issued 60,582 shares of Common Stock. Likewise, on November 15, 2000 the Company issued 437,196 shares of Common Stock. The Company expects to distribute the remaining 808,050 shares of Common Stock in the fiscal year ending December 29, 2001.

                            OPTIONS AND STOCK PLANS

     The following table provides information with respect to individual stock options granted during the fiscal year ended December 30, 2000 to the Named
Executives:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                       ------------------------------------------------------     POTENTIAL REALIZABLE VALUE
                                          % OF                                     AT ASSUMED ANNUAL RATES
                         SHARES      TOTAL OPTIONS                               OF STOCK PRICE APPRECIATION
                       UNDERLYING      GRANTED TO      EXERCISE                       FOR OPTION TERM(1)
                        OPTIONS       EMPLOYEES IN      PRICE      EXPIRATION    ----------------------------
NAME                   GRANTED(#)    FISCAL YEAR(2)     ($/SH)        DATE          5%($)           10%($)
----                   ----------    --------------    --------    ----------    ------------    ------------
Richard A.
  Williams...........   100,000(3)       26.21%        $16.125      5/25/10       1,014,093       2,569,910
Robert W. Hallman....   100,000(4)       26.21%        $16.125      5/25/10       1,014,093       2,569,910
Robert E. Verrando...        --             --              --           --              --              --
Neil Rossen..........    50,000(4)       13.11%        $16.125      5/25/10         507,046       1,284,955

---------------
(1) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Company's Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

(2) The percentage has been calculated based upon total options granted to employees in the fiscal year ending December 30, 2000 under all of the Company's stock option plans.

(3) These options were immediately exercisable on the date of grant and expire ten years from the date of grant.

(4) These options become exercisable in four (4) equal annual installments commencing one year from date of grant and expire ten years from the date of grant.

     The following table sets forth information concerning the value of unexercised stock options held by the Named Executives as of December 30, 2000, and the options exercised by the Named Executives during the fiscal year ended December 30, 2000.

      AGGREGATED OPTION EXERCISES FOR FISCAL YEAR-ENDED DECEMBER 30, 2000
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                              AT DECEMBER 30, 2000         AT DECEMBER 30, 2000(2)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                         ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ---------------   -----------   -----------   -------------   -----------   -------------
Richard A. Williams......        --              $--         195,000              0       $149,875       $      0
Robert W. Hallman........        --              $--          75,000        175,000       $131,250       $131,250
Robert E. Verrando.......        --              $--         230,000              0       $165,000       $      0
Neil Rossen..............        --              $--          32,750        120,250       $ 13,594       $ 40,781

---------------
(1) Value realized represents the positive spread between the exercise price of such options and the market value of the Company's Common Stock on date of exercise, multiplied by the numbers of shares underlying the options exercised.

(2) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fair market value of the Common Stock on December 29, 2000, the last trading day prior to the fiscal year end of December 30, 2000 ($10.50 per share as quoted on the NASDAQ National Market) multiplied by the number of shares underlying the option.

     The following table sets forth information concerning the repricing of certain stock options held by the Named Executives which were repriced during the ten (10) most recently completed fiscal years.

                           TEN YEAR OPTION REPRICING

                                                                                                        LENGTH OF
                                           NUMBER OF     MARKET PRICE                                    ORIGINAL
                                          SECURITIES       OF COMMON      EXERCISE PRICE               OPTION TERM
                                          UNDERLYING     STOCK AT TIME      AT TIME OF        NEW       REMAINING
                                            OPTIONS     OF REPRICING OR    REPRICING OR    EXERCISE     AT DATE OF
                                          REPRICED OR      AMENDMENT        AMENDMENT        PRICE     REPRICING OR
NAME                          DATE          AMENDED        ($/SHARE)        ($/SHARE)      ($/SHARE)    AMENDMENT
----                      -------------   -----------   ---------------   --------------   ---------   ------------
Richard A. Williams.....  April 6, 1998     40,000           13.75            35.50          13.75      1,335 days
Richard A. Williams.....  July 20, 1992     75,000            2.85             4.50           2.85      1,825 days
Robert E. Verrando......  April 6, 1998     40,000           13.75            35.50          13.75      1,335 days

                        REPORT ON EXECUTIVE COMPENSATION

     As noted above, the Board has a Compensation Committee of the Board of Directors currently comprised of Messrs. Dreyer and Ebenstein but which was comprised of Messrs. Dreyer and Marino and Messrs. Dreyer and Evans during a portion of the fiscal year ended December 30, 2000. Compensation of the Company's Chief Financial Officer for the fiscal year ended December 30, 2000 was approved by the Compensation Committee. Compensation for the other executive officers of the Company for the fiscal year ended December 30, 2000 was determined by the Board of Directors, subject to the terms of the employment agreements between the Company and Messrs. Hallman and Williams discussed above. There is no formal compensation policy for the Company's executive officers.

     The Board of Directors has appointed various Stock Option Committees, each currently comprised of Messrs. Moffitt and Marino, but comprised of Messrs. Sparks and Marino during fiscal 2000, for each of the 1991 Plan, 1994 Plan, 1997 Plan and 1998 Plan, which has made grants under, and has administered each of the 1991 Plan, 1994 Plan, 1997 Plan and 1998 Plan.

     Total compensation for executive officers consists of a combination of salaries and stock option or other stock-based awards. The base salary of Robert
W. Hallman, the Company's President and Chief Executive Officer, is fixed annually by the Board pursuant to the terms of his employment agreement with the Company. The base salary of Richard A. Williams, the Company's Chief Scientific Officer is fixed pursuant to the terms of his employment agreement with the Company. Base salary of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility. Stock option awards under the 1991 Plan, 1994 Plan, 1997 Plan and 1998 Plan and stock-based awards under the 1998 Plan are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. During the fiscal year ended December 30, 2000 ten year options to purchase 100,000 shares of Common Stock at an exercise price of $16.125 were granted to each of Mr. Williams and Mr. Hallman, and ten year options to purchase 50,000 shares of Common Stock at an exercise price of $16.125 were granted to Mr. Rossen. All of the options granted to Mr. Williams vested on May 25, 2000. Twenty five percent (25%) of the options granted to Messrs. Hallman and Rossen vest each year beginning May 25, 2001, and each year on the anniversary date thereafter until fully vested.

     In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Currently, the Compensation Committee has structured its compensation policies without regard to the deduction limitations imposed by Section 162(m) of the Code.

Submitted by the:  BOARD OF DIRECTORS:                    COMPENSATION COMMITTEE
                   Richard A. Williams                    John W. Dreyer
                   Robert W. Hallman                      Daniel S. Ebenstein
                   Dr. Lawrence Howard
                   Harold N. Sparks
                   John W. Dreyer
                   Daniel S. Ebenstein
                   John B. Evans
                   Edward J. Marino
                   Michael D. Moffitt

                            STOCK PERFORMANCE GRAPH

     The Stock Performance Graph set forth below compares the cumulative total return on the Company's Common Stock from December 30, 1995 through December 30, 2000 with the cumulative total return for the Nasdaq Stock Market Index, the Company's current Peer Group and the Company's previous Peer Group for the same period. The comparison assumes that $100 was invested on December 30, 1995 in the Company's Common Stock, the Nasdaq Stock Market Index, the stock of the Company's current Peer Group, the stock of the Company's previous Peer Group and assumes the reinvestment of all dividends, if any. The Company's current Peer Group consists of Creo Products, Inc., Electronics for Imaging Inc., Imation Corp., Indigo N.V., International Paper Co., PrimeSource Corporation and Xeikon N.V. ADR's. The Company's previous Peer Group consisted of Baldwin Technology (Class A), Electronics for Imaging Inc., Imation Corp., Indigo N.V., International Paper Co., PrimeSource Corporation, Scitex Corporation Ltd. and Xeikon N.V. ADR's. The Company removed Baldwin Technology (Class A) from its previous Peer Group as the Company believes Baldwin Technology does not produce products that are comparable to the products produced by the Company. The Company added Creo Products Inc. to replace Scitex Corporation in its current Peer Group as Creo Products Inc. purchased the division of Scitex Corporation that the Company believes is most consistent with its line of business.

          COMPARISON OF CUMULATIVE TOTAL RETURN AMONG PRESSTEK, INC.,
             NASDAQ MARKET INDEX, OLD PEER GROUP AND NEW PEER GROUP

[GRAPH APPEARS HERE]

                         DEC. 30, 1995   DEC. 28, 1996   JAN. 3, 1998    JAN. 2, 1999    JAN. 1, 2000    DEC. 30, 2000
                         -------------   -------------   -------------   -------------   -------------   -------------
Presstek Inc...........     $100.00         $ 77.78         $ 52.91         $ 14.42         $ 29.37         $ 22.22
Old Peer Group.........     $100.00         $111.02         $110.71         $121.08         $159.21         $103.52
Nasdaq Market Index....     $100.00         $124.27         $152.00         $214.39         $378.12         $237.66
New Peer Group.........     $100.00         $113.30         $111.84         $122.81         $162.46         $105.32

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date (unless otherwise indicated) by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Named Executives, (iii) each of the Company's current directors or director nominees and (iv) all current executive officers, directors and director nominees as a group. Except as otherwise set forth below, the business address of each individual is that of the Company.

                                                                              PERCENTAGE OF
                                                                 SHARES          SHARES
                                                              BENEFICIALLY    BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNED(1)(2)       OWNED(1)
------------------------------------                          ------------    -------------
Dr. Lawrence Howard.........................................   2,299,828(3)        6.74%
c/o Hudson Ventures L.P.
120 East End Avenue
New York, NY 10028

Robert Howard...............................................   2,266,748(4)        6.62%
145 East 57th Street
New York, NY 10022

Peter Kellogg...............................................   1,912,500(5)        5.61%
c/o Spear Leeds & Kellogg
120 Broadway
New York, NY 10271

Richard A. Williams.........................................     698,800(6)        2.04%

Robert W. Hallman...........................................     108,000(7)           *

Neil Rossen.................................................      45,250(8)           *

Robert E. Verrando..........................................     228,000(9)           *

Harold N. Sparks............................................      59,400(10)          *

John W. Dreyer..............................................      77,500(11)          *

John B. Evans...............................................      23,500(12)          *

Daniel S. Ebenstein.........................................       7,500(13)          *

Edward J. Marino............................................       7,500(14)          *

Michael Moffitt.............................................          --             --

All executive officers and directors as a group (11            3,555,278(15)
  persons)..................................................                      10.22%

---------------
  *  Less than 1%.

 (1) Applicable percentage of ownership as of the Record Date is based upon 34,098,581 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are referred to as "presently exercisable stock options." Presently exercisable stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (2) Except as otherwise set forth herein, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

 (3) Includes 35,000 shares owned by Dr. Howard's wife, 75,384 shares owned by Dr. Howard's wife as custodian for Dr. Howard's children and 45,000 shares owned by Dr. Howard as custodian for his children. Dr. Howard has sole power to vote or direct the vote of, dispose of or direct the disposal of 2,189,444 of such shares and has shared power to vote or direct the vote of, and to dispose of or direct the disposal of 110,384 of such shares.

 (4) Reflects beneficial ownership as of December 31, 2000 as reported on a
     Schedule 13G/A, filed by Mr. Robert Howard with the Commission on February 13, 2001. Includes options to purchase 120,000 shares of Common Stock issuable pursuant to presently exercisable stock options. Also includes 21,300 shares owned by Mr. Howard's wife. Mr. Howard has sole power to vote or direct the vote of, dispose of or direct the disposal of 2,245,448 of such shares and has shared power to vote or direct the vote of, and to dispose or direct the disposal of 21,300 of such shares.

 (5) Reflects beneficial ownership as of January 11, 2001 as reported on a
     Schedule 13G, filed by Mr. Kellogg with the Commission on February 9, 2001. Mr. Kellogg has sole power to vote or direct the vote of, dispose of or direct the disposal of 1,912,500 of such shares and has shared power to vote or direct the vote of, and to dispose of or direct the disposal of 20,000 of such shares.

 (6) Includes 195,000 shares of Common Stock issuable pursuant to presently exercisable stock options. Also includes 103,500 shares held of record by the Yvonne M. Williams Revocable Trust, of which Mr. Williams' wife is the sole trustee. Does not include shares owned by Mr. Williams' children with respect to which Mr. Williams disclaims any beneficial interest.

 (7) Includes options to purchase 100,000 shares of Common Stock issuable pursuant to presently exercisable stock options. Also includes 4,000 shares held of record by Mr. Hallman's wife and 4,000 shares owned by Mr. Hallman.

 (8) Includes options to purchase 45,250 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (9) Includes options to purchase 220,000 shares of Common Stock issuable pursuant to presently exercisable stock options. Also includes 4,000 shares held of record by Mr. Verrando's wife and 4,000 shares owned by Mr. Verrando. Mr. Verrando resigned as a director and resigned all offices he held with the Company effective as of December 30, 2000. Mr. Verrando continues to be employed by the Company on a part time basis.

(10) Includes options to purchase 10,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

(11) Includes options to purchase 67,500 shares of Common Stock issuable pursuant to presently exercisable stock options. Also includes 10,000 shares owned by Mr. Dreyer.

(12) Includes options to purchase 22,500 shares of Common Stock issuable pursuant to presently exercisable stock options. Also, includes 1,000 shares held of record by Mr. Evan's daughter.

(13) Includes options to purchase 7,500 shares of Common Stock issuable pursuant to presently exercisable stock options.

(14) Includes options to purchase 7,500 shares of Common Stock issuable pursuant to presently exercisable stock options.

(15) Includes options to purchase 675,250 shares of Common Stock issuable pursuant to presently exercisable stock options.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is currently comprised of three (3) directors, namely Edward Marino, Lawrence Howard and John Evans. Mr. Marino acts as the chairman of the Audit Committee. None of the members of the Audit Committee is an officer or employee of the Company, and aside from being a member of the Company's Board of Directors, each is otherwise independent of the Company (as independence is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers).

     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement. Specifically, the Audit Committee, among other things, (i) reviews and discusses with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls of the Company, (ii) evaluates the performance of the Company's independent auditors and makes recommendations to the Board as to the selection of the independent auditors, (iii) reviews and discusses with management and the independent auditors the results of the year-end audit of the Company and (iv) reviews and discusses with management and the independent auditors the accounting policies of the Company and the Company's compliance with legal and regulatory requirements.

     The Audit Committee has reviewed the audited balance sheets of the Corporation as of December 30, 2000 and January 1, 2000 and the related statements of operations, stockholders' equity and cash flows for the fiscal years ended December 30, 2000, January 1, 2000 and January 2, 1999 and has discussed them with both management and BDO Seidman, LLP, the Company's independent auditors. The Audit Committee has also discussed with BDO Seidman, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 -- Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with BDO Seidman, LLP that firm's independence.

     Based on its review of the audited financial statements and the aforementioned discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

Submitted by the:  AUDIT COMMITTEE
                   Edward J. Marino
                   Dr. Lawrence Howard
                   John B. Evans

                     RATIFICATION OF SELECTION OF AUDITORS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 30, 2000. BDO Seidman, LLP has served as the Company's auditors since 1996. THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.

     A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The ratification of this selection is not required under the laws of the State of Delaware, the Company's state of incorporation, but the results of this vote will be considered by the Board in selecting auditors for future fiscal years.

     Audit Fees. The aggregate fees billed for professional services rendered by BDO Seidman, LLP for (a) the audit of Presstek's annual financial statements for the fiscal year ended December 30, 2000 and (b) the reviews of the financial statements included in Presstek's Forms 10-Q for the fiscal year ended December 30, 2000 amounted to $210,580.

     Financial Information Systems Design and Implementation Fees. BDO Seidman, LLP did not provide the Company with any financial information systems design and implementation services for the fiscal year ended December 30, 2000.

     All Other Fees. The aggregate fees billed for services rendered by BDO Seidman, LLP, other than those discussed above, for the fiscal year ended December 30, 2000 amounted to $2,700.

     The Audit Committee of the Board of Directors has considered whether the provision of the services related to All Other Fees as set out above is compatible with maintaining BDO Seidman, LLP's independence.

          STOCKHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2002

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in the year 2002 must
(i) submit the proposal in proper form to the Company not later than December 24, 2001 and (ii) must satisfy the conditions established by the Securities and Exchange Commission and the Company's Certificate of Incorporation and Bylaws for stockholder proposals in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     After the December 24, 2001 deadline, a stockholder may present a proposal at the Company's 2002 Annual Meeting if it is submitted to the Company's Secretary at the address set forth below no later than April 14, 2002. If timely submitted, the stockholder may present the proposal at the 2002 Annual Meeting but the Company is not obligated to present the matter in its proxy statement.

     Any such stockholder proposal should be submitted to Presstek, Inc., 55 Executive Drive, Hudson, New Hampshire, 03051, Attention: Secretary.

                                 OTHER MATTERS

     The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be properly brought before the meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

     The Company's Annual Report to Stockholders, containing audited consolidated financial statements for the fiscal year ended December 30, 2000, is being mailed contemporaneously with this proxy statement and form of proxy to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO PRESSTEK, INC., 55 EXECUTIVE DRIVE, HUDSON, NEW HAMPSHIRE, ATTENTION: JANE MILLER.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities Exchange Commission. Such Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16 forms they file. Based on its review of the copies of such filings received by it and based upon written representations from the Reporting Persons, the Company believes that during the fiscal year ended December 30, 2000 all of its officers, directors and greater-than-ten-percent stockholders complied with all Section 16(a) filing requirements.

                           EXPENSES AND SOLICITATION

     All costs of soliciting proxies will be borne by the Company. The Company may request its officers and regular employees to solicit stockholders in person, by mail, e-mail, telephone, telegraph and through the use of other forms of electronic communication. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company's officers and regular employees may also be made of some stockholders in person or by mail, e-mail, telephone, telegraph or through the use of other forms of electronic communication following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if such proxy solicitation firm is retained.

                                                                      APPENDIX A

                                 PRESSTEK, INC.
                            AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

     The Audit Committee is the key overseer of the Company's financial reporting and internal controls. It serves as the primary interface with the Company's external auditors. The key to successful performance of its functions is independence from Company management combined with a thorough understanding of the Company's business and material financial reporting issues.

     The principal function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the Company's stockholders and the investment community relating to corporate accounting the reporting practices of the Company and the quality and integrity of the Company's financial reports. The Committee shall provide support for management's efforts to enhance the quality of the Company's system of internal controls and shall work to provide an open avenue of communication among the Company's independent auditors, management and the Board of Directors.

COMPOSITION, QUALIFICATION AND TERM

     The Committee shall be comprised of three or more independent directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, may interfere with the exercise of independent judgment as a Committee member. No director shall serve as a member of the Committee if the director would not constitute an "independent director" as defined in any regulation applicable to the Company adopted by a regulatory agency governing the securities exchange or other medium where the Company's securities are traded. Employees of the Company or its subsidiaries, members or their immediate families, persons who receive more than $60,000 in remuneration from the Company during any fiscal year, other than fees for serving on the Board of Directors or any committee of the Board, may not serve as members of the Audit Committee.

     The Committee members shall be appointed for one-year terms at the annual meeting of the Board of Directors or until their successors have been duly appointed and qualified. The chairperson shall be designated by the Board of Directors.

     Each Committee member shall be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements or become able to do so within a reasonable period of time after his or her initial appointment to the Committee. In addition, at least one member shall have prior employment experience in finance or accounting, professional certification in accounting or other comparable experience or background which results in the member's financial sophistication and ability to deal with material financial reporting issues as they arise. Such experience may include, without limitation, the member having been a chief executive officer, chief financial officer or other senior officer of an organization who had financial oversight responsibilities.

AUDIT COMMITTEE MEETINGS

     The Committee shall meet at least five times per year or more frequently as circumstances require. Meetings shall occur at the following times among others:
Prior to commencement of the annual audit and prior to completion of the annual audit. In addition, the Committee will meet or participate in a quarterly conference call to discuss interim financial information and reporting. The Committee shall meet pursuant to a written agenda, shall report to the full Board of Directors and shall prepare minutes of its proceedings.

     The Company's independent auditors shall attend one or more of the Committee's meetings each year. The Committee may request members of management or others to attend meetings and provide pertinent information as necessary. The Committee shall provide management and the independent auditors with appropriate opportunities to meet privately with the Committee. After any meeting where members of the

Company's management have attended, there shall also be an executive session of the Committee held without management present. Included among the items to be discussed and addressed are the independent auditors' evaluation of the Company's financial and accounting personnel and the cooperation that the independent auditors received during and in connection with the audit of the Company's financial statements, as well as the auditors' judgments with regard to the quality of the Company's accounting principles, including the clarity of the Company's financial statement disclosures.

     The independent auditors are accountable to the Board of Directors and the Committee as representatives of the stockholders. The Board of Directors and the Committee have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent auditors.

DIRECT ACCESS TO ADVISORS AND INTERNAL INFORMATION

     At all times, the Committee shall have direct access to the Company's financial and legal advisors, including the Company's outside counsel and independent auditors. In fulfilling its functions, the Committee shall have the right to hire counsel, public accountants, and other advisors, although such retention would normally occur only when special circumstances arise. The Committee shall likewise have direct and unrestricted access to all relevant internal Company information.

DUTIES AND RESPONSIBILITIES

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board of Directors and the stockholders that the corporate accounting and reporting practices of the Company comply with all applicable accounting rules and regulations. The following list of Committee responsibilities is illustrative only. The Committee shall discharge responsibilities in addition to those enumerated below as it deems prudent in light of the state of the Company's financial reporting and other affairs.

     The duties and responsibilities of the Committee shall include the following:

          1. Obtain from the Company's independent auditors a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard 1 and any other applicable professional independence standards, actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, including any non-audit services provided to the Company by the auditors, and take or recommend that the Board of Directors take appropriate action to oversee the independence of the auditors.

          2. Evaluate the performance of the independent auditors and make recommendations to the Board of Directors as to the selection of the firm of independent auditors to examine the books and accounts of the Company and its subsidiaries for each fiscal year (or the nomination of the firm of independent auditors to be proposed for stockholder approval in any proxy statement).

          3. Meet with the independent auditors and with management to discuss the proposed arrangement for the independent auditors for each fiscal year, including their risk assessment process in establishing the scope of the examination, their proposed fees and the reports to be rendered.

          4. Review and discuss with the independent auditors and with management the results of the year end audit of the Company, including (a) the audit report, including particularly any qualifications thereto, the published financial statements, the management representation letter, any auditor response letter or memorandum prepared by and submitted to the Company or the Committee by the independent auditors, management's responses thereto and any other pertinent reports; (b) whether the external auditors have had any disagreement with management regarding financial reporting, including whether the external auditors have had the full cooperation of management in connection with the audit; and (c) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors.

          5. Review and discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls of the Company and elicit and report to the Board of Directors recommendations for improvement of the Company's internal control procedures. Particular attention should be paid to areas where new or more detailed controls or procedures are desirable, or where adherence to existing procedures should be improved.

          6. Review and discuss with management and the independent auditors the results of reviews of the financial information to be included in the quarterly reports of the Company and any required communications prior to their filing with the Securities and Exchange Commission.

          7. Review with management and the independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the Securities and Exchange Commission or other regulators.

          8. Investigate any matter brought to the attention of the Committee and retain independent counsel, accountants or others to assist it in connection therewith if in the Committee's judgment such action is appropriate, and communicate with Company legal counsel when appropriate to review legal and regulatory matters, if any, that may have a material impact on the financial statements.

          9. Make at least an annual self-assessment of the Committee, including a review of the charter and updating it as appropriate.

          10. Provide a report to be included in the Company's proxy statement to help inform stockholders of the Committee's oversight with respect to financial reporting, and containing such information as may be required by applicable law or regulation.

          11. Undertake such additional activities within the scope of its primary function as may be required by law or regulation.

SCOPE OF DUTIES

     The Committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Committee is not an audit which is only performed by the independent auditors. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

EFFECTIVE DATE

     This Charter shall become effective upon adoption by the Company's Audit Committee of the Board of Directors and ratification by the Company's Board of Directors provided, however, that the provisions in this Charter governing the composition and qualifications of the members of the Audit Committee shall first become effective on January 1, 2001.

                                 PRESSTEK, INC.
     PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2001

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PRESSTEK, INC.

   The undersigned stockholder of Presstek, Inc., a Delaware corporation, revoking all prior proxies, hereby appoints Richard A. Williams and Robert W. Hallman, and each of them, with full power of substitution, as proxies to represent and vote all shares of Common Stock of Presstek, Inc. which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of Presstek, Inc. to be held at the offices of Presstek, Inc., 55 Executive Drive, Hudson, New Hampshire 03051 on June 5, 2001 at 1:00 p.m., local time, and at any adjournment or postponement thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated April 24, 2001, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. To elect eight (8) Directors to serve for the ensuing year. NOMINEES: Richard
   A. Williams, Robert W. Hallman, Dr. Lawrence Howard, John W. Dreyer, Daniel
   S. Ebenstein, John B. Evans, Edward J. Marino, Michael D. Moffitt.

          FOR ALL [ ]       FOR ALL EXCEPT [ ]       WITHHOLD ALL [ ]

Instruction: To withhold authority to vote for a nominee, mark "FOR ALL EXCEPT"
             and write the nominee's name(s) in the space provided below.
        ------------

2. To ratify the selection of BDO Seidman, LLP, as the Company's independent auditors for the fiscal year ending December 29, 2001.

              FOR [ ]           AGAINST [ ]           ABSTAIN  [ ]

3. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.
                 (Continued, and to be signed on Reverse Side)

                          (Continued from other side)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.

   THIS PROXY SHOULD BE DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON. ATTORNEYS, EXECUTORS, ADMINISTRATORS, TRUSTEES OR GUARDIANS MUST GIVE THEIR FULL TITLE. CORPORATIONS OR PARTNERSHIPS MUST SIGN IN THEIR CORPORATE OR PARTNERSHIP NAME BY AN AUTHORIZED PERSON. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

MARK HERE [ ] FOR ADDRESS CHANGE AND NOTE BELOW:

                                             Date
                                             -----------------------------------

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                 Signature, if held jointly

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.